UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-5289499
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

13791 E. Rice Place, Suite 107
Aurora, CO	80015
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 129b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-203424 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.001 Per Share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of Medicine Man Technologies, Inc. (the “Registrant”) contained in the Registrant’s Form S-1/A1 filed on June 2, 2015 with the United States Securities and Exchange Commission (File No. 333-203424) is incorporated by reference.

ITEM 2. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
3.3	Articles of Amendment to Articles of Incorporation(1)
3.4	Specimen Stock Certificate
10.1	License Agreement with Medicine Man Denver dated May 1, 2014 (1)
10.2	Agreement with Breakwater Corporate Finance (1)

_________________

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on April 14, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

Date: June 3, 2015	By: s/ Andrew Williams Andrew Williams , Principal Executive Officer and President